UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
SoundBite Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3520763

(State of incorporation or organization)	(I.R.S. Employer Identification no.)
22 Crosby Drive, Bedford, Massachusetts 01730

(Address of principal executive offices)      (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:   333-142144
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1: Description of Registrant’s Securities to be Registered.
Item 2: Exhibits.
SIGNATURE

Item 1:   Description of Registrant’s Securities to be Registered.
The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-142144) is incorporated herein by reference.
Item 2:   Exhibits.
The following exhibits are filed herewith (or incorporated by reference as indicated below):
1.	Eighth Amended and Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1.

2.	Form of Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1.

3.	Fourth Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1.

4.	Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1.

5.	Specimen certificate for shares of common stock of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1.

6.	Investors’ Rights Agreement dated as of June 17, 2005, among the Registrant, the Investors named therein, John McDonough and David Parker, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SoundBite Communications, Inc.
By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer
Dated: November 1, 2007